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                                                                   EXHIBIT 99(c)

            INSTRUCTION TO REGISTERED HOLDER AND/OR DEPOSITORY TRUST
                    COMPANY PARTICIPANT FROM BENEFICIAL OWNER

                                    TRW INC.

                              OFFER TO EXCHANGE ITS
                         6.45% EXCHANGE NOTES DUE 2001,
                         6 1/2% EXCHANGE NOTES DUE 2002,
                         6 5/8% EXCHANGE NOTES DUE 2004,
                       7 1/8% EXCHANGE NOTES DUE 2009 AND
                       7 3/4% EXCHANGE DEBENTURES DUE 2029
               WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT

                       FOR ANY AND ALL OF ITS OUTSTANDING
                              6.45% NOTES DUE 2001,
                             6 1/2% NOTES DUE 2002,
                             6 5/8% NOTES DUE 2004,
                           7 1/8% NOTES DUE 2009 AND
                           7 3/4% DEBENTURES DUE 2029
             THAT WERE ISSUED AND SOLD IN A TRANSACTION EXEMPT FROM
            REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED



         THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 14, 1999, UNLESS THE OFFER IS EXTENDED. TENDERS
MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


To Registered Holder and/or Depository Trust Company Participant:


         The undersigned hereby acknowledges receipt of the Prospectus dated November 16, 1999 (the "Prospectus") of TRW Inc., an Ohio corporation ("TRW"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 6.45% Exchange Notes due 2001, 6 1/2% Exchange Notes Due 2002, 6 5/8% Exchange Notes Due 2004, 7 1/8% Exchange Notes Due 2009 and 7 3/4% Exchange Debentures Due 2029 (the "Registered Debt"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding 6.45% Notes due 2001, 6 1/2% Notes Due 2002, 6 5/8% Notes Due 2004, 7 1/8% Notes Due 2009 and 7 3/4% Debentures Due 2029 (the "Outstanding Debt").


         This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Debt held by you for the account of the undersigned.

         The aggregate face amount of the Outstanding Debt held by you for the account of the undersigned is (FILL IN AMOUNT):

         $______________ of the 6.45% Notes due 2001
         $______________ of the 6 1/2% Notes Due 2002
         $______________ of the 6 5/8% Notes Due 2004
         $______________ of the 7 1/8% Notes Due 2009
         $______________ of the 7 3/4% Debentures Due 2029

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

[ ] To TENDER ALL of the Outstanding Debt held by you for the account of the undersigned.

[ ] To TENDER some, but not all Outstanding Debt held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING DEBT TO BE TENDERED):

         $______________ of the 6.45% Notes due 2001
         $______________ of the 6 1/2% Notes Due 2002
         $______________ of the 6 5/8% Notes Due 2004
         $______________ of the 7 1/8% Notes Due 2009
         $______________ of the 7 3/4% Debentures Due 2029

[ ] NOT to TENDER any Outstanding Debt held by you for the account of the undersigned.

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         If the undersigned instructs you to tender the Outstanding Debt held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that

         (1)      the undersigned is not an "affiliate" of TRW,

         (2) any Registered Debt to be received by the undersigned is being acquired in the ordinary course of its business,

         (3) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Registered Debt to be received in the Exchange Offer, and

         (4) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Registered Debt.

TRW may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to TRW (or its agent) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Exchange Act on behalf of whom the undersigned holds the Outstanding Debt to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Registered Debt for its own account in exchange for Outstanding Debt, it represents that the Outstanding Debt to be exchanged for Registered Debt was acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Registered Debt; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE

NAME OF BENEFICIAL OWNER(S):        ______________________________________

                                    ______________________________________

____________________________________          __________________________________
SIGNATURE                                     SIGNATURE

____________________________________          __________________________________
NAME(S) (PLEASE PRINT)                        AREA CODE AND TELEPHONE NUMBER

____________________________________

____________________________________          __________________________________
ADDRESS                                       TAXPAYER IDENTIFICATION OR
                                              SOCIAL SECURITY NUMBER
____________________________________
DATE